Exhibit 99.1

Sunnova Announces Pricing of Primary and Secondary Offering of Shares of Common Stock

November 30, 2020

HOUSTON — Sunnova Energy International Inc. (“Sunnova”) (NYSE: NOVA) today announced the pricing of its underwritten public offering (the “Offering”) of 7,000,000 shares of Sunnova’s common stock, par value $0.0001 per share (the “common stock”), which consists of 3,500,000 shares of common stock offered by Sunnova and 3,500,000 shares of common stock offered by a fund affiliated with Newlight Partners (the “Selling Stockholder”) at a price to the public of $37.00 per share. Sunnova has granted the underwriters a 30-day option to purchase an additional 525,000 shares of common stock, and the Selling Stockholder has granted the underwriters a 30-day option to purchase an additional 525,000 shares of common stock.

The Offering is expected to settle and close on December 3, 2020, subject to the satisfaction of customary closing conditions.

Sunnova estimates that the net proceeds from the sale of shares of the common stock in this Offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by Sunnova, will be approximately $123.9 million (or approximately $142.6 million if the underwriters exercise in full their option to purchase additional shares of our common stock). Sunnova will not receive any proceeds from the sale of the shares by the Selling Stockholder in the Offering. Sunnova intends to use the net proceeds from this Offering to acquire solar equipment, for the repayment of indebtedness, including to redeem approximately $39.0 million aggregate principal amount of the 9.75% convertible senior notes due 2025 (the “convertible senior notes”), excluding accrued and unpaid interest, and for working capital purposes.

Goldman Sachs & Co. LLC, BofA Securities, J.P. Morgan and Credit Suisse are acting as joint book-running managers of the Offering. Baird, Roth Capital Partners, Simmons Energy | A Division of Piper Sandler, B. Riley Securities, JMP Securities, KeyBanc Capital Markets and Raymond James are acting as co-managers.

Sunnova has filed a shelf registration statement on Form S-3 relating to the Offering (including a prospectus) with the Securities and Exchange Commission (the “SEC”) that has become effective. The shares will be issued and sold pursuant to such effective registration statement. A prospectus supplement relating to the Offering has also been filed with the SEC. Before you invest, you should read the prospectus, the prospectus supplement and other documents that Sunnova may file with the SEC for more complete information about Sunnova and this Offering. A copy of the prospectus supplement and accompanying prospectus relating to the Offering may be obtained from Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, Telephone: 1-866-471-2526, Facsimile: 212-902-9316, Email: Prospectus-ny@ny.email.gs.com; BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department or by email at dg.prospectus_requests@bofa.com; J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone 1-866-803-9204 or by email at prospectus-eq_fi@jpmchase.com; and Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, NC 27560, by calling 1-800-221-1037, or by emailing usa.prospectus@credit-suisse.com.

To obtain a copy of the prospectus supplement or prospectus, free of charge, visit the SEC’s website, www.sec.gov, and search under the registrant’s name “Sunnova Energy International Inc.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release shall also not constitute a notice of redemption with respect to the convertible senior notes.

ABOUT SUNNOVA

Sunnova Energy International Inc. (NYSE: NOVA) is a leading residential solar and energy storage service provider, with customers across the U.S. and its territories. Sunnova’s goal is to be the source of clean, affordable and reliable energy, with a simple mission: to power energy independence so that homeowners have the freedom to live life uninterrupted™.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Sunnova’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “going to,” “could,” “intend,” “target,” “project,” “contemplates,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Sunnova’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding the conduct of the Offering and the size and terms of the Offering and the use of proceeds from the Offering, including any redemption of the convertible senior notes. Sunnova’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks regarding our ability to forecast our business due to our limited operating history, the effects of the coronavirus pandemic on our business and operations, results of operations and financial position, our competition, fluctuations in the solar and home-building markets, availability of capital, our ability to attract and retain dealers and customers and our dealer and strategic partner relationships. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Sunnova’s filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2020 and in the registration statement on Form S-3 related to the Offering filed with the SEC. The forward-looking statements in this release are based on information available to Sunnova as of the date hereof, and Sunnova disclaims any obligation to update any forward-looking statements, except as required by law.

INVESTOR AND ANALYST CONTACT

Rodney McMahan

Sunnova Energy International Inc.

Rodney.McMahan@sunnova.com

(281) 971-3323

PRESS AND MEDIA CONTACT

Kelsey Hultberg

Sunnova Energy International Inc.

Kelsey.Hultberg@sunnova.com

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